                      Amendment of Tax Allocation Agreement
                                     Between
                                   MAXXAM Inc.
                                       and
                           The Pacific Lumber Company

         WHEREAS, MAXXAM Inc. ("MAXXAM"), The Pacific Lumber Company ("Pacific
Lumber"), Scotia Pacific Holding Company ("Scotia"), and Salmon Creek
Corporation ("Salmon Creek") executed a tax allocation agreement as of March 23,
1993 covering all taxable years during which Pacific Lumber, Scotia, and Salmon
Creek were included in MAXXAM's Federal consolidated income tax returns (the
"Tax Allocation Agreement"); and

         WHEREAS, Pacific Lumber is currently a member of the affiliated group within the meaning of Section 1504(a) of the Internal Revenue Code of 1986, as
amended ("the Code"), of which MAXXAM is the common parent corporation (the
"Group"); and

         WHEREAS, Scotia, a wholly owned subsidiary of Pacific Lumber, is no longer a member of the Group as a result of being merged into a newly formed wholly-owned subsidiary of Pacific Lumber, Scotia Pacific Company LLC ("Scotia
LLC"), on July 20, 1998; and

         WHEREAS, Scotia LLC is not a member of the Group since it is a single member limited liability company which has not elected to be treated as an association taxable as a corporation and, therefore, is treated as a division of
Pacific Lumber pursuant to Treasury Regulation ss.301.7701-3(b)(1); and

         WHEREAS, Salmon Creek Corporation, a wholly owned subsidiary of Pacific
Lumber, is no longer a member of the Group as a result of being converted into a single member limited liability company, Salmon Creek LLC ("Salmon Creek LLC"), on December 7, 1999; and

         WHEREAS, Salmon Creek LLC is not a member of the Group since it is a single member limited liability company which has not elected to be treated as an association taxable as a corporation and, therefore, is treated as a division of Pacific Lumber pursuant to Treasury Regulation ss.301.7701-3(b)(1); and

         WHEREAS, MAXXAM and Pacific Lumber wish to amend the Tax Allocation
Agreement as contemplated herein.

         NOW, THEREFORE, MAXXAM and Pacific Lumber hereby agree to the following amendments to the Tax Allocation Agreement effective for periods beginning after
February 28, 1999:

1.   Paragraph 4.(a) of the Tax Allocation Agreement is replaced with, and superseded by, the following language:

              For purposes of making the computations described herein, Salmon
              Creek and any Restricted Subsidiary which becomes a member of the
              Group (each a "PL Subgroup Subsidiary") shall, together with
              Pacific Lumber, be treated as an affiliated group of corporations
              ("the PL Subgroup"), the common parent of which is Pacific Lumber, provided, however, that the PL Subgroup shall only include any subsidiary to the extent that such subsidiary meets the test of affiliation under Section 1504 of the Code as it would apply to the PL Subgroup.

2.   Paragraph 4.(b) is amended by adding the following language after the first sentence:

              For the avoidance of doubt, Pacific Lumber's net operating losses are available to offset Salmon Creek's 1999 taxable income recognized on the sale of its Headwaters timberlands.

3.   Paragraphs 5.(a), (b), (c), (d), and (e) of the Tax Allocation Agreement
     are deleted and shall not apply.

         IN WITNESS WHEREOF, MAXXAM and Pacific Lumber have executed this
Amendment of Tax Allocation Agreement by duly authorized officers thereof as of
December 31, 2001.

                                 MAXXAM Inc.

                                 By: /s/ Paul N. Schwartz
                                 Title:  President

                                 The Pacific Lumber Company

                                 By:  /s/ Gary L. Clark
                                 Title:  Vice President - Finance
                                         and Administration